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                                                                   EXHIBIT 11


                      COMPUTATION OF LOSS PER COMMON SHARE
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

                                                                      1997             1996                1995
                                                                      ----             ----                ----

PRIMARY AND FULLY DILUTED
Weighted average shares outstanding.........................         39,134,631      36,198,302          32,137,693
                                                                    ===========     ===========         ===========
Net Loss....................................................       $ (4,775,245)    $(4,672,271)        $(3,951,839)
Deduct required dividends on convertible preferred stock,
     Series A...............................................             20,760           2,650               3,450
Deduct required dividends on convertible preferred stock,
     Series B...............................................          4,441,676         894,976                  --
Deduct required dividends on convertible preferred stock,
     Series C...............................................            844,960              --                  --
Deduct required dividends on convertible preferred stock,
     Series D...............................................          3,619,407              --                  --
Deduct required dividends on convertible preferred stock,
     Series E...............................................            971,936              --                  --
                                                                   ============     ===========         ===========
Net loss attributable to common stock.......................      $ (14,673,984)    $(5,569,897)        $(3,955,289)
                                                                  =============     ===========         ===========
Loss per common share after deduction for required dividends
     on convertible preferred stock.........................      $       (0.37)    $     (0.15)        $     (0.12)
                                                                  =============     ===========         ===========
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